Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Cazoo Group Ltd
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit(1)		Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid

Primary Offering
	Equity	Class A ordinary shares, par value $0.0001 per share	Other	41,254,566	(2)	$11.50	(3)	$474,427,509		$110.20 per $1,000,000	$52,281.91
Secondary Offering
	Equity	Class A ordinary shares, par value $0.0001 per share	Other	410,146,478	(4)	$0.48	(5)	$196,870,309.44	(5)	$110.20 per $1,000,000	$21,695.11
	Other	Warrants	Other	21,129,818	(6)	-		-		-		(7)
	Equity	Class A ordinary shares issuable on exercise of warrants	Other	21,129,818	(8)	$11.50	(3)	$242,992,907		$110.20 per $1,000,000	$26,777.82
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$914,290,725.44			$100,754.84
	Total Fees Previously Paid										-
	Total Fee Offsets										$100,754.84
	Net Fee Due										$0

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering an indeterminate number of additional securities as may be issued to prevent dilution resulting from share dividends, share splits or similar transactions.

(2)	Consists of (i) 20,124,772 Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”) of Cazoo Group Ltd (the “Company” or “Cazoo”) issuable upon the exercise of the Company’s public warrants and, (ii) 21,129,818 Class A Shares issuable upon the exercise of the Company’s private warrants (the “private warrants”).

(3)	Estimated solely for the purpose of the calculation of the registration fee pursuant to Rule 457(g), based on the exercise price of the warrants.

(4)	Consists of (i) 8,944,343 Class A Shares issued upon conversion of the Registrant’s Class B ordinary shares, par value $0.0001 per share, owned by Ajax I Holdings, LLC initially issued in the form of Class B ordinary shares, par value $0.0001 per share of Ajax I (“Ajax”) in a private placement prior to the initial public offering of Ajax, (ii) 48,453,508 Class A Shares beneficially owned by a number of subscribers purchased from the Registrant, for a purchase price of $10.00 per share, pursuant to separate subscription agreements, (iii) 205,207,643 Class A Shares issued to certain former shareholders of Cazoo Holdings Limited; and (iv) the maximum number of Class A Shares issuable upon conversion of the Company’s 2.00% Convertible Senior Notes due 2027.

(5)	Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $0.48 per share, which is the average of the high and low prices of the Registrant's Class A Shares as reported on the New York Stock Exchange on September 30, 2022.

(6)	Consists of 21,129,818 private warrants.

(7)	In accordance with Rule 457(g), the entire registration fee for the private warrants is allocated to the Class A Shares underlying the private warrants, and no separate fee is payable for the private warrants.

(8)	Consists of 21,129,818 Class A Shares issuable upon the exercise of private warrants.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Cazoo Group Ltd	F-1	333-259778	September 24, 2021		$100,754.84	Equity	Class A ordinary shares, par value $0.0001 per share	262,605,494	$2,415,970,544.80
Fees Offset Sources	Cazoo Group Ltd	F-1	333-259778		September 24, 2021						$509,044.10	(1)

(1)	The Registrant previously filed a registration statement on Form F-1 (File No. 333-259778), initially filed on September 24, 2021 and initially declared effective on October 5, 2021 (the “Prior Registration Statement”), which registered (i) 429,176,927 Class A Shares (the “Secondary Shares”) for resale for a proposed maximum aggregate offering price of $3,948,427,728.50, 21,129,818 Class A Shares (the “Warrant Shares”) issuable on exercise of warrants for resale for a proposed maximum aggregate offering price of $242,992,907, and 41,254,590 Class A Shares (the “Primary Shares”) for issuance upon exercise of warrants for a proposed maximum aggregate offering price of $474,427,785. The Prior Registration Statement was not fully used and 262,605,494 Secondary Shares, 21,129,818 Warrant Shares and 41,254,590 Primary Shares were not sold, resulting in unsold aggregate offering amounts of $2,415,970,544.80, with respect to the Secondary Shares, $242,992,907 with respect to the Warrant Shares and $474,427,785 with respect to the Primary Shares. These unused amounts represent approximately 67.2% of the $509,044.10 of the registration fees on the Prior Registration Statement and result, in the aggregate, in an available fee offset of $341,853.02. The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.